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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Oxford Industries, Inc.:

  (1)
  Registration Statements (Form S-8 Nos. 33-7231 and 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan,

  (2)
  Registration Statements (Form S-8 Nos. 333-59411 and 333-113000) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan,

  (3)
  Registration Statements (Form S-8 Nos. 333-121538 and 333-161902) pertaining to the Oxford Industries, Inc. Long-Term Stock Incentive Plan,

  (4)
  Registration Statements (Form S-8 Nos. 333-121535 and 333-161904) pertaining to the Oxford Industries, Inc. Employee Stock Purchase Plan, and

  (5)
  Registration Statement (Form S-8 No. 333-130010) pertaining to the Oxford Industries, Inc. Deferred Compensation Plan;

of our reports dated March 31, 2011, with respect to the consolidated financial statements and schedule of Oxford Industries, Inc., and the effectiveness of internal control over financial reporting of Oxford Industries, Inc., included in this Annual Report (Form 10-K) of Oxford Industries, Inc. for the year ended January 29, 2011.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
March 31, 2011

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm